Exhibit 10.1


              ACCOUNTS RECEIVABLE AND INVENTORY FINANCING AGREEMENT
                                      (MD)

THIS AGREEMENT (as from time to time amended, "THIS AGREEMENT") is dated as of July 13, 2001 and is by and between TRANSAMERICA COMMERCIAL FINANCE CORPORATION, a Delaware corporation with a branch office at 5595 Trillium Boulevard, Hoffman Estates, Illinois 60192 ("TCFC"), and the person listed in the section of this Agreement entitled "List of Dealers" (each individually a "DEALER" and collectively the "DEALER").

                                    RECITALS

A.   Dealers do business together or are related entities.

B. Dealers desire to have one common credit facility instead of separate credit facilities and have requested TCFC to extend such a common credit facility.

C. The parties agree that this Agreement amends and restates in its entirety any security or other loan agreement among TCFC and any one or more of the Dealers dated prior to the date hereof.

     The parties further agree as follows:

SECTION 1. DEFINITIONS.

1.1 UCC DEFINED TERMS. "ACCOUNT DEBTOR," "CHATTEL PAPER," "DOCUMENT," "EQUIPMENT," "FIXTURE," "GENERAL INTANGIBLES," "GOODS," "INSTRUMENT," and "PROCEEDS" shall have the meanings assigned to such terms in Article 9, and "PERSONS" shall have the meaning assigned to such term in Article 1, of the Illinois Uniform Commercial Code (the "UCC") as of the date of this Agreement.

1.2 ACCOUNTING TERMS. Accounting terms used in this Agreement and not defined herein shall have the meanings customarily given them in accordance with generally accepted accounting principles.

1.3 OTHER DEFINED TERMS.

     (a) The following terms when used herein shall have the following meanings:

     "ACCESSORIES" - new and unused power strips, ribbons, carrying cases, trays, toner cartridges, and other accessories to Hardware or Software against which TCFC elects, in its sole discretion, to make Advances.

     "ACCOUNTS" - rights of any Dealer to payment for Goods sold or leased or services rendered not evidenced by an Instrument or Chattel Paper (whether or not earned by performance), and all rights pertaining to such Goods, including rights of stoppage in transit.

     "AFFILIATE" - any Person (i) that directly or indirectly controls or is controlled by, or is under common control with any Dealer, (ii) that directly or beneficially owns 5% or more of the voting stock (or if any Dealer is not a corporation, the equity) of any Dealer, (iii) that is a director, partner, manager or officer (or Person holding an equivalent position) of any Dealer or any Person referred to in clause (i) or (ii) above, or (iv) any natural Person related to any Person referred to in clause (i), (ii) or (iii) above.

     "APPROVED RETURN CREDITS" - collectively, all of each Dealer's rights to credits for returns by such Dealer due from and approved by a Seller and determined by TCFC in its sole discretion to be eligible for inclusion in the Borrowing Base. No such credits shall be Approved Return Credits if (i) subject to set-off or counterclaim; (ii) from a Seller TCFC no longer considers satisfactory for the purposes of Loans; (iii) disputed; or (iv) not immediately payable to TCFC.

     "BUSINESS DAY" - a day (other than Saturday or Sunday) on which the Federal Reserve Bank of Chicago is open for business.

     "COLLATERAL" - collectively, the following property and interests in property of each Dealer, whether now or hereafter existing, owned, licensed,
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leased,  consigned by, acquired or arising and wherever  located:  (i) Accounts,
Chattel Paper, cash, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, leases, payments under leases, and Supplier Benefits; all accessions, accessories, returns, repossessions, substitutions, repairs and replacements; and all reserves, however created, of any Dealer in the possession or control of TCFC; (ii) all Proceeds and products of the foregoing; and (iii) all books and records relating to the same.

     "CREDIT LIMIT" - $4,000,000.00 in the aggregate for Inventory Loans, and Working Capital Loans including the Letter of Credit Facility. The Letter of Credit Facility (as defined in Section 2.2) shall not exceed $1,000,000.00. In addition, the maximum amount of outstanding Working Capital Loans that will be permitted at any one time shall be limited to $600,000.00.

     "EDI" - electronic data interchange including facsimile transmission.

     "FREE FLOOR PERIOD" - as to any Participating Seller, a period equal to the number of days during which such Participating Seller is willing to effectively assume the cost of financing Inventory purchased by any Dealer by granting TCFC a TCFC Offset.

     "GUARANTOR" - any Person, other than a Dealer, who is a guarantor, surety or issuer of a letter of credit or is otherwise primarily or secondarily liable on or with respect to any Liabilities to TCFC.

     "HARDWARE" - means Eligible Inventory which consists of any of the following: new and unused computer central processing units, monitors, plates, scanners, memory units, VGA cards, circuit boards, disc and tape drives, communications hardware (e.g. modems) and printers, and office machinery of every kind and nature, including but not limited to photocopiers, facsimile machines, typewriters, word processors, micrographic machinery, calculators, point of sale tabulating machinery, cash registers, industrial broadcasting machinery, industrial audio/video machinery, cellular telephones and mobile communications machinery.

     "IN TRANSIT INVENTORY" - means Inventory shipped or to be shipped under an Approval but not received by any Dealer which will constitute Eligible Inventory when received by any Dealer.

     "INVENTORY" - Goods owned by or consigned by or to any Dealer which are held for sale or lease or furnished or to be furnished under any agreement for service, or which are raw materials, work in process or materials used or consumed in any Dealer's business, including, without limitation, any Goods in transit to any Dealer which are the subject of an outstanding Approval, Goods which were Inventory and are returned Goods or Goods repossessed or stopped in transit by any Dealer, and all other Goods in the possession or under the control of any Dealer which are not Equipment.

     "INVOICE" - a statement (in writing or by EDI) to TCFC from a Person TCFC believes to be a Seller stating that Goods have been shipped, or are available for shipment, to a Dealer.

     "LAWS" - all laws, ordinances, regulations, and rules of all federal, state, county, municipal, foreign and other governments, including, without limitation, any instrumentality, division, agency, body, or department thereof.

     "LIABILITIES" - collectively, all liabilities, obligations and indebtedness to TCFC or to any TCFC Affiliate of any and every kind and nature, whether heretofore, now or hereafter arising, due or payable and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise (including obligations of performance) and whether arising or existing under written or oral agreement or agreement created by EDI or by operation of law including, without limitation, all liabilities, obligations and indebtedness of Dealers and each of them to TCFC under this Agreement and any Other Agreement.

     "LIEN" - any lien, security interest, claim or other encumbrance, whether arising by agreement or by operation of law.

     "LOANS" - Working Capital Loans (including any amounts outstanding under the Letter of Credit Facility), Inventory Loans and other loans made by TCFC pursuant to this Agreement.

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     "MATERIAL  ADVERSE  CHANGE" - a material  adverse change in any Dealer's or any Guarantor's condition (financial or otherwise), business, operations or prospects or in the Collateral.

     "OTHER AGREEMENTS" - Instruments, security agreements, mortgages, deeds of trust, guarantees, subordination agreements, powers of attorney, consents, assignments, notices, leases, financing statements and other written agreements, documents or EDI matter whether heretofore, now, or hereafter executed by or on behalf of any Dealer and/or any Guarantor and delivered to TCFC, together with all agreements and documents referred to therein or herein or contemplated thereby or hereby.

     "PARTICIPATING SELLER" - any Seller having an agreement with TCFC providing for the repurchase from TCFC of Inventory sold or to be sold to any Dealer.

     "PRICE PROTECTION PAYMENTS" - collectively, all of each Dealer's rights to any rebate or credit with respect to Inventory purchased by such Dealer from a Seller as a result of a reduction in the price of such Inventory after Dealer orders such Inventory.

     "PRIME RATE" - for any calendar  month the highest of the following  rates:
(i) the highest "prime rate" published in the "Money Rates" column of the Wall Street Journal on the first Business Day of the month; or (ii) the highest of the rates publicly announced on such date by Bank of America, N.A., Bank One, N.A. or The Northern Trust Company (or their successors) as their respective reference, prime, corporate base or similar benchmark rate, whether or not such announced rates are the lowest rates charged by such banks, or (iii) the highest of the commercial paper rates for any term published in the Federal Reserve statistical release (H.15) for the date coincident with or most recently preceding the first Business Day of such month, provided however that for purposes of this agreement the Prime Rate shall in no event be less than 6% per annum.

     "REPURCHASE AGREEMENT" - a written agreement by a Seller to purchase from TCFC Inventory sold to any Dealer by such Seller.

     "SELLER" - any Person from whom any Dealer purchases or may purchase Inventory or who advises TCFC that it has sold or may sell Inventory to Dealer.

     "SOFTWARE" - new and unused discs containing programs for the operation of Hardware and any instructional materials that are included with discs, both in the factory-sealed shrink wrapped packaging.

     "SUBSIDIARY" - any corporate Affiliate in which any Dealer directly or indirectly owns more than 50% of the outstanding stock having ordinary voting power to elect a majority of such Affiliate's board of directors (irrespective of whether at the time stock of any other class or classes shall or might have voting power by reason of the happening of any contingency).

     "SUPPLIER BENEFITS" - collectively, all of each Dealer's rights to any Price Protection Payments, rebates, discounts, credits, factory holdbacks, incentive payments and other amounts which at any time are due to such Dealer from a Seller or other supplier of Inventory.

     "TCFC AFFILIATE" - any Person that directly or indirectly controls, is controlled by, or is under common control with TCFC.

     "TCFC OFFSET" - any amount owed by a Seller to TCFC, including, without limitation, any discount, payment or other benefit, in consideration of TCFC financing any Dealer's acquisition of Inventory.

     "TRANSACTION STATEMENT" - means a statement which at TCFC's option may be issued by TCFC to any Dealer from time to time which identifies the Inventory financed and/or the Loan made and the terms and conditions of repayment therefor.

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     (b) The  following  terms are  defined in the  following  sections  of this
Agreement:

Term                          Section        Term                      Section
----                          -------        ----                      -------

"ACH Debit"                     2.6          "ERISA"                     6.6
"Approvals"                     2.1          "GAAP"                      6.1
"Blocked Accounts"              3.5          "Indebtedness"              6.6
"Borrowing Base"                2.4(a)       "Inventory Loans"           2.2
"Borrowing Base Certificate"    2.5(b)       "Loan Account"              2.7
"Capital Expenditures"          6.6          "Lock Box Accounts"         3.5
"Capitalized Leases"            6.6          "Permitted Liens"           7.5
"Collecting Banks"              3.5          "Permitted Locations"       6.4
"Collection Accounts"           3.5          "Records"                   6.5
"Default"                       9.1          "Start Date"                2.9(b)
"Eligible Account"              2.4(b)       "Subordinated Debt"         6.6
"Eligible Inventory"            2.4(c)       "UCC"                       1.1
                                             "Working Capital Loans"     2.2

SECTION 2. THE CREDIT.

2.1 APPROVALS.

     (a) TCFC, in its sole discretion, may issue Approvals ("APPROVALS") upon receipt of a request (orally, in writing or by EDI) from a Seller requesting TCFC's confirmation that it will finance the acquisition by one or more Dealers of Inventory held for shipment, or shipped, to any Dealer. Such request shall be an application by all Dealers for an Inventory Loan. Partial shipments may be made against any Approval and TCFC may honor the related Invoice without inquiry, regardless of any apparent disproportion between (i) the quantity shipped and the amount of the related Invoice, or (ii) the amount of the Approval and the quantity to be shipped under the Approval. Until terminated or revoked, an Approval shall be deemed outstanding to the extent of its face amount less the amount of Loans made with respect thereto.

     (b) To the fullest extent permitted by applicable law, TCFC shall not be responsible for, and the obligations of each Dealer to TCFC shall not be affected by (i) performance or non-performance by any Person other than TCFC of its obligations to any Dealer; (ii) the form, sufficiency, correctness, genuineness, authority of Person signing, falsification or legal effect of any documents called for under any Approval if such documents on their face appear to be in order; (iii) acts or omissions of any Person other than TCFC; (iv) the existence, nature, quality, quantity, condition, value or delivery of Goods purporting to be represented by Documents, or any difference of Goods from Goods represented by Documents; (v) the validity, sufficiency, genuineness or collectibility of Documents, insurance or Instruments, or endorsements thereof;
(vi) any irregularity in connection with shipment; (vii) breach of agreement between any Dealer and a Seller or any other third party; or (viii) without limiting the foregoing, any act or omission of TCFC not done or omitted in bad faith. Dealers shall jointly and severally indemnify TCFC against any and all claims, losses, liabilities, costs and expenses (including reasonable attorneys' fees) resulting from or incurred in connection with an Approval and not proximately caused by TCFC's gross negligence or willful misconduct.

     (c) After TCFC has issued an Approval, TCFC shall be deemed to have made an Inventory Loan to Dealers under Section 2.2 as of the invoice date specified in the Invoice related to such Approval or such earlier date as TCFC shall enter such Loan as a receivable on its books. TCFC may disburse any such Loan directly to Seller, except that TCFC may set off any TCFC Offset. Each Dealer acknowledges that it has no right to any TCFC offset.

     (d) TCFC may refuse to issue an Approval or may revoke an Approval at any time in its sole discretion. All Dealers shall be obligated for all obligations incurred by TCFC on account of the issuance of any Approval. Without limiting the foregoing, Dealer acknowledges that TCFC customarily revokes Approvals approximately 30 days after issuance if TCFC has not received Invoice relating thereto, although it is not obliged to do so.

2.2 LOANS. Subject to the terms and conditions of this Agreement and the Other Agreements and such other terms and conditions as TCFC may from time to time in its sole discretion determine, TCFC may from time to time in its sole discretion, make Loans to Dealers in connection with the acquisition of

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Inventory  ("INVENTORY  LOANS") and other  Loans to Dealers for working  capital purposes up to such amounts as from time to time may be requested by Dealer ("WORKING CAPITAL LOANS").

TCFC may also in its discretion provide Dealer with a LETTER OF CREDIT FACILITY pursuant to which TCFC may provide a guaranty on Dealer's behalf in favor of a bank that issues a letter of credit on Dealer's behalf. In the event that TCFC provides such guaranty on Dealer's behalf the amount of such guaranty provided by TCFC under the Letter of Credit Facility shall be deemed an additional Working Capital Loan for any period of time that the guaranty provided by TCFC is in effect and shall be considered as an outstanding Working Capital Loan for all purposes under this Agreement.

TCFC may also, from time to time in its sole discretion, make Loans to Dealers with respect to Eligible Accounts designated by any Dealer and approved by TCFC in writing as being Accounts of high creditworthiness, such Loans to be in such amounts and subject to such advance ratios and repayment terms and other terms as TCFC, in its sole discretion, shall determine, and such Loans shall not be included as Inventory Loans or Working Capital Loans or such Eligible Accounts in the Borrowing Base.

All Loans and other obligations hereunder shall be paid by Dealers upon TCFC's demand unless TCFC otherwise agrees in writing. Each Dealer shall be jointly and severally liable with each other Dealer for the full and punctual payment and performance, when due, whether upon demand, at maturity or earlier by reason of acceleration or otherwise, and at all times thereafter, of all Liabilities to TCFC, including without limitation, all obligations relating to any representations, warranties and covenants of each Dealer to TCFC and all other Liabilities of each other Dealer, whether before, during or after any bankruptcy, reorganization or arrangement, insolvency, receivership, dissolution or liquidation statute or other law of any jurisdiction (each, a Bankruptcy Proceeding") with respect to any Dealer, including without limitation any Liabilities arising under any guaranty agreements. The terms "Dealer" includes each Dealer in its capacity as a joint and several obligor of the Liabilities of the other Dealers. All Loans shall constitute a single obligation.

2.3 LOAN LIMITS.  The aggregate  principal  balance of Inventory Loans,  Working
Capital Loans and outstanding Approvals shall not exceed the lesser of the applicable Credit Limit or the Borrowing Base. If at any time the sum of the aggregate outstanding principal balance of Inventory Loans and Working Capital
Loans and outstanding Approvals exceeds the lesser of the applicable Credit Limit or the Borrowing Base, Dealers shall, unless TCFC otherwise consents, immediately and without notice or demand of any kind, make such payments to TCFC as shall be necessary to eliminate such excess.

2.4 BORROWING BASE.

     (a) "BORROWING BASE" means the sum of the following less such reserves as TCFC in its sole discretion elects: (i) up to 85% of the face amount (less maximum discounts, credits and allowances which might be taken by or granted to Account Debtors in connection therewith) of Eligible Accounts; (ii) up to the percentage or dollar amount, if less, for each of the classes of Eligible Inventory (which shall be mutually exclusive) determined pursuant to Schedule 2.4(a), valued on the lower of cost (using the first-in, first-out method of inventory accounting) or market.

     (b) "ELIGIBLE ACCOUNT" means each Account which TCFC in its sole discretion deems to be an Eligible Account. Without limiting TCFC's discretion, the following are not Eligible Accounts: (i) Accounts not representing an undisputed bona fide existing unconditional obligation of Account Debtors created by operating leases having terms of less than six months or by sale, delivery and acceptance of Goods by customers of a Dealer in the ordinary course of such Dealer's business; (ii) Accounts which remain unpaid 90 or more days after the date of the original invoice applicable thereto; (iii) all Accounts owing by a single Account Debtor, if 50% or more of the aggregate amount due on such Accounts remain unpaid 90 or more days after the date originally invoiced; (iv) Accounts of an Account Debtor to the extent that its aggregate indebtedness to any Dealer exceeds any credit limit determined by TCFC in its sole discretion

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for such  Account  Debtor;  (v)  Accounts  in which  TCFC  does not have a first priority perfected security interest; (vi) Accounts with respect to which the Account Debtor has asserted a counterclaim or has a right of setoff; (vii) Accounts for which the prospect of payment or performance by the Account Debtor is or may be impaired as determined by TCFC in its sole discretion; (viii) Accounts with respect to which the Account Debtor is the subject of a bankruptcy or insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee; (ix) Accounts with respect to which the Account Debtor's obligation to pay is conditional upon its approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis; (x) Accounts with respect to which the Account Debtor is an Affiliate, employee or agent of Dealer; and (xi) Accounts with respect to which the Account Debtor is not a resident of the United States. Accounts considered Eligible Accounts by TCFC may later be considered not to be Eligible Accounts by TCFC.

     (c) "ELIGIBLE INVENTORY" means Inventory which TCFC in its sole discretion deems to be Eligible Inventory. Without limiting TCFC's discretion, the following is not Eligible Inventory: (i) Inventory with respect to which TCFC does not have a first priority perfected security interest; (ii) Inventory which is obsolete, not in good condition or not currently usable or saleable in the ordinary course of Dealers' business; (iii) Inventory which TCFC determines in its sole discretion to be unacceptable due to age, type, category or quantity;
(iv) Inventory (other than reasonable quantities consisting of repair and replacement parts acceptable to TCFC) more than 180 days old; (v) Inventory to which Dealer does not have good title and all licenses and rights required for the sale thereof; and (vi) Inventory not located at a Permitted Location. Inventory considered Eligible Inventory by TCFC may later be considered not to be Eligible Inventory by TCFC.

2.5  REQUESTS  FOR  LOANS;  BORROWING  BASE  CERTIFICATES;   OTHER  INFORMATION;
APPOINTMENT OF AGENTS.

     (a) Except for Inventory Loans pursuant to Approvals, all Loans shall be requested in writing, by EDI or by telephone and if by telephone, shall be promptly confirmed in writing. If any one or more of Dealers make a request for a Loan, such Dealer, on behalf of itself and all other Dealers shall forthwith provide TCFC with such information as required by TCFC.

     (b) Dealers shall provide TCFC a certificate in form satisfactory to TCFC as to the Borrowing Base (the "BORROWING BASE CERTIFICATE") (i) on the first business day of each week no later than 12:00 P.M. (Chicago, Illinois Time) (ii) at the time of each request for a Working Capital Loan as of the previous Business Day, and (iii) at such other times as TCFC may request. TCFC shall furnish Dealers, (which may be given to one or more of Dealers as agent for all other Dealers) at Dealers' request, the amount of outstanding Approvals and other information solely in TCFC's possession needed by a Dealer to prepare Borrowing Base Certificates on behalf of itself and all other Dealers. Dealers shall be responsible for confirming the accuracy of all other information in Borrowing Base Certificates and in other certificates and reports furnished by any Dealer, whether or not such information is provided by TCFC.

     (c) Each Dealer shall provide TCFC with certified copies of resolutions of Dealer's Board of Directors and other documents requested by TCFC specifying the names of Persons authorized to sign Borrowing Base Certificates, on behalf of Dealers to make requests for Loans and to otherwise act for Dealers, and TCFC shall be entitled to rely upon such documentation until given notice in writing by any Dealer of any change. TCFC shall be entitled to act on instructions of any Person identifying him or herself as such an authorized Person by telephone, and Dealers shall be bound thereby whether or not such Person is actually so authorized. Dealers shall indemnify TCFC against any and all claims, losses, liabilities, costs and expenses (including reasonable attorneys' fees) which may arise or be created by the acceptance of instructions for making or paying Loans by telephone.

     (d) Appointment of Agents. Each Dealer hereby irrevocably appoints each other Dealer as its agent for receiving all notices (including without limitation Change Notices), statements, and other communications from TCFC and for all other matters in dealing with TCFC, including without limitation execution of Program Letters and other agreements. Any notice, statement or other communication given to any Dealer by TCFC shall be deemed to have been given simultaneously to each other Dealer. TCFC may deal with any Dealer as

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agent for all Dealers, and each Dealer is hereby granted an irrevocable power of attorney on behalf of each other Dealer to bind each other Dealer in connection with all matters relating to the Agreement. No notice, statement or other communication given to or agreement with any Dealer individually and as agent for the other Dealers under the Agreement need specify that such notice, statement or other communication is given to, or such agreement is being made by, any Dealer in its individual capacity or in its capacity as agent for other Dealers and each Dealer shall be deemed to be acting on its own behalf and as agent for all other Dealers and each notice, statement or other communication shall be deemed to be given to and received by each Dealer individually and as agent for all other Dealers, unless expressly proved to the contrary in writing at the time of such action or notice, statement or other communication.

2.6 DISBURSEMENT OF LOANS. TCFC, in its sole discretion, may make Loans and issue Approvals in excess of the Borrowing Base or any applicable Credit Limit or any other limitation without waiving any right of TCFC to demand payments, refuse to make further Loans or issue further Approvals. Each Working Capital Loan shall be in integral multiples of $5,000 and shall be sent by Federal Reserve wire transfer as directed by any Dealer in writing or by EDI or through acceptance of an Automated Clearing House debit by a Collecting Bank (an "ACH DEBIT"). Each Inventory Loan may be disbursed by TCFC directly to the applicable Seller. TCFC shall not be required to make more than one Working Capital Loan to any Dealer on any day.

2.7 LOAN ACCOUNTS. TCFC shall maintain loan accounts ("LOAN ACCOUNTS") in its internal data control systems in which shall be recorded all Loans, payments, and other appropriate debits and credits, including, without limitation, all interest, fees, charges, and expenses. All entries in the Loan Accounts shall be made in accordance with TCFC's customary practices in effect from time to time. Dealers shall pay TCFC the amount reflected as owing by them under the Loan Accounts and all other Liabilities to TCFC as such amounts become due or are demanded pursuant to the terms of this Agreement or any of the Other Agreements.

2.8 STATEMENTS.

     (a) Each Dealer and TCFC agree that the terms of any Loan made by TCFC under the Agreement, including but not limited to the due date, curtailments, Due In Full Date, the length of the free floor period, and the amount of Interest may vary from time to time and cannot always be agreed upon in advance because such terms depend, in part, upon the availability and/or the amount of a fee paid by Seller to TCFC for financing of inventory hereunder and other incentives provided by Sellers or buying groups, TCFC's floorplanning volume with certain Sellers or with such Dealer, and other economic factors which vary from time to time. Thus, each Dealer agrees to pay each Loan and related Interest in accordance with the Agreement. Each Dealer agrees that the terms and conditions stated in each Transaction Statement shall be accepted as to the Loan identified therein if not objected to in writing by such Dealer within 30 days after the date of such statement. If such Dealer objects, then where applicable the Loan shall be subject to the terms and conditions of the most recently accepted Transaction Statement related to a Loan covering the same model of Inventory. If there is no such previously accepted Transaction Statement, each Dealer agrees that in addition to any other right or remedy TCFC may have under the Agreement, the Loan related to the objected Transaction Statement shall be due and payable within 30 days after the date of such Loan and interest shall accrue, after any applicable free floor period, at the rate of 1.25% per 30 day month.

     (b) Subject to the above section 2.8(a) and to the section entitled "Savings Provisions", any statement with respect to any Liabilities sent to any Dealer by TCFC, including without limitation any Transaction Statement, shall be subject to subsequent adjustment by TCFC but shall be presumed accurate evidence of Liabilities and information covered thereby, unless TCFC shall have received written notice from such Dealer specifying any error within 30 days after the date of such statement. Notwithstanding such notice by any Dealer to TCFC, such Dealer's obligation to make payments to TCFC with respect to such statement shall not be waived or extended unless and until TCFC consents in writing to such waiver or extension.

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
2.9 INTEREST.

     (a) Except as may be provided in Section 2.9(b) below, the outstanding principal balance of Dealer's Loans and the other obligations hereunder shall bear interest before maturity on the average daily outstanding balance thereof, at the per annum rate equal to the from time to time Prime Rate (the
"PRE-DEFAULT RATE"). TCFC may at any time with Dealer's (which may be by agreement with any Dealer as agent for the other Dealers) agreement increase or decrease the rate of interest or the amount of any interest, fee or charge, add or delete fees or charges or make any other change respecting interest, fees or charges applicable to outstanding and future Loans and other obligations hereunder, or any thereof, by giving Dealer's a notice specifying the change at least 30 days prior to the change; and such notice may be given to any Dealer individually and as agent for all other Dealers as provided in section 2.5(d). All Dealer's shall be deemed to have agreed to such change if, after TCFC gives such notice and before such change becomes effective, no Dealer gives TCFC notice that no additional Loans which would be subject to such change should be made. Any such change may, at TCFC's election, apply to outstanding Loans as well as future Loans. Interest will be calculated for the actual number of days elapsed on the basis of a year consisting of 360 days. Except as expressly provided to the contrary in Section 2.9(b), interest will accrue from the date a Loan is made or other obligation is incurred. Interest accruing on Loans and other obligations hereunder prior to a Default shall be due and payable by Dealer's monthly in arrears for each month immediately upon receipt of a billing statement from TCFC for such month but in no event later than the 15th day of the following month. Upon a Default and for so long as such Default continues, such interest shall accrue at a rate equal to the lesser of 4% above Pre-Default rate or the highest rate allowed by applicable law (the "DEFAULT RATE") and shall be payable upon demand. TCFC may provide for the payment of any unpaid accrued interest by charging the Loan Accounts.

     (b) In the case of any Inventory Loan paid to a Participating Seller, interest shall begin to accrue pursuant to Section 2.9(a) upon the earlier of the invoice date referred to in the Participating Seller's Invoice or the date the Loan is entered as a receivable on TCFC's books ("START DATE"), except if there is a Free Floor Period with respect to such Loan, such interest will commence to accrue immediately after expiration of the Free Floor Period, or the number of days after the Start Date, if any, set forth in Schedule 2.9 or otherwise as agreed to in writing by TCFC. If interest on any Inventory Loan commences to accrue after the Start Date of such Loan and the Seller of Inventory financed by such Loan fails to fully pay the cost of financing such Inventory during the period between the Start Date and the date such interest commences to accrue by honoring or paying any TCFC Offset with respect to such Inventory, Dealers shall pay TCFC on demand interest on such Loan as if there were no Free Floor Period with respect to such Inventory less any portion of such TCFC Offset actually taken or received by TCFC. Each Dealer agrees that it has no right to any TCFC Offset.

2.10 FEES AND CHARGES. Dealers shall pay TCFC fees and charges in such amounts and as set forth on Schedule 2.10. Interest, fees and charges not paid when due shall become part of the principal of Liabilities to TCFC as of the date they accrue and shall bear interest at the Default Rate. TCFC may charge the Loan Accounts for any unpaid accrued interest, fees or charges.

2.11 REAFFIRMATION. Each request for a Loan made by any Dealer and each Borrowing Base Certificate, schedule or report furnished by any Dealer to TCFC shall constitute a representation and warranty by Dealers to TCFC that all of the representations and warranties of Dealers in this Agreement and each of the Other Agreements are true and correct on the date of such Loan, Borrowing Base Certificate, schedule or report to the same extent as if then made, unless such Dealer has given TCFC written notice to the contrary prior thereto.

2.12 PAYMENTS AND COLLECTIONS. All payments made by check hereunder shall be made, without setoff or counterclaim, to TCFC prior to 12:00 Noon, Chicago time, on the date due at its office in immediately available funds at Chicago, Illinois or at such other place as may be designated by TCFC to Dealer in writing or by EDI. Any payments received after such time shall be deemed received on the next Business Day. Whenever any payment shall be stated to be due on a date other than a Business Day, such payment may be made on the next

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
succeeding Business Day, and such extension of time shall be included in the computation of interest, fees and charges. Notwithstanding anything to the contrary herein, all items of payment for purposes of (i) determining the occurrence of a Default shall be deemed received upon actual receipt by TCFC at its bank, The Northern Trust Bank , Chicago or such other bank as TCFC may use as its depository bank unless subsequently dishonored for any reason; (ii) calculating the Borrowing Base shall be applied by TCFC against the principal of and/or interest on any Loans on the first Business Day after receipt by TCFC at its bank the First National Bank of Chicago or such other bank as TCFC may use as its depository bank; and (iii) calculating interest shall be deemed to have been applied by TCFC against the principal of and/or interest on any Loan on the first Business Day after actual receipt by TCFC, whether by check, wire transfer, ACH Debit or any other form of payment whatsoever.

Dealer may be eligible for an Early Payment Rebate pursuant to the provisions of
Schedule 2.12.

TCFC may at any time in its sole discretion change the time for payment of future Loans or change product lines of Inventory to be financed and the terms of such financing by giving Dealer a notice specifying such change.

2.13 FORBEARANCE. TCFC may, in its sole discretion, at any time and from time to time, forbear from enforcing any or all of the restrictions imposed in Section 2, but no such forbearance shall impair TCFC's right under this Agreement to require payment of the Loans on demand and/or to refrain from making any Loan or issuing any Approval.

SECTION 3. COLLATERAL

3.1 GRANT OF SECURITY INTEREST. Each Dealer hereby grants to TCFC a continuing security interest in all of the Collateral of such Dealer as security for the payment and performance of all Liabilities to TCFC (including without limitation all liabilities of each other Dealer) and of all obligations of Affiliates to TCFC presently existing or hereafter arising or created and whether arising directly or by assignment. Such security interest shall continue in all Collateral notwithstanding any payment for Liabilities to TCFC, in part or whole, by Dealers. Any lien granted to TCFC in any collateral by any Dealer shall continue in such Collateral and the proceeds thereof upon a sale, exchange, consignment or other transfer or disposition of such Collateral to any other Dealer, and no purchase of goods by any Dealer from any other Dealer shall be deemed, as to TCFC, to be in the ordinary course of business, and any contrary provision of Section 9-306 or 9-307 of the UCC or any similar provisions of any other applicable law are hereby expressly waived by Dealer in favor of TCFC.

3.2 SCHEDULES OF ACCOUNTS. Dealers shall deliver to TCFC, in form acceptable to TCFC, schedules of Accounts (which shall include current addresses and telephone numbers of Account Debtors) as often as requested but not less frequently than semi-annually. Dealers' failure to execute and deliver the same shall not affect or limit TCFC's security interest in Accounts. At TCFC's request, Dealers shall also furnish TCFC with copies (or, at TCFC's request after a Default, originals) of all orders, invoices, and similar agreements and documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for Inventory, the sale or disposition of which has resulted in Accounts. Dealers shall also furnish TCFC an aged Accounts trial balance in such form and as often as TCFC reasonably requests. TCFC from time to time in its name or the name of a nominee may contact Account Debtors to verify the validity, amount and any other matters relating to Accounts. Dealers shall deliver to TCFC copies (or originals after a Default) of all Instruments, Chattel Paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, within 10 days (or immediately after a Default) upon receipt thereof and in the same form as received, and, after a Default, with all necessary endorsements to enable TCFC to enforce the same.

3.3 DISPUTES. Dealers shall notify TCFC of all disputes and claims with respect to Accounts on the regular reports provided by Dealers to TCFC pursuant to
Section 3.9. Dealers shall not, without TCFC's prior written consent, accept any returns, or compromise, adjust, or grant any discount, credit, allowance, or extension of time for payment to any Account Debtor, except in good faith, in a commercially reasonable manner and in the ordinary course of business, and in amounts that will not cause any limit set forth in Section 2.3 to be exceeded. After a Default has occurred, TCFC shall have the right, in its sole discretion, to settle, accept reduced amounts and adjust disputes and claims directly with,

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
and give releases on behalf of any Dealer to, Account Debtors for cash, credit or otherwise, upon terms which are commercially reasonable. In such case, TCFC will credit the Loan Accounts with only the net amounts of cash received by TCFC in payment of Accounts, less all costs and expenses (including reasonable attorneys' fees) incurred by TCFC in connection with the settlement or adjustment of such disputes and claims and the collection of such Accounts.

3.4 ACCOUNT WARRANTIES. Each Dealer to the best of its knowledge represents and warrants to TCFC with respect to each of its Accounts listed in any schedule of Accounts that: (i) such Account is owned by Dealer free and clear of any Liens other than Permitted Liens; (ii) all statements made and all unpaid balances appearing in all invoices, Instruments and other documents evidencing such Account are true and correct and all such invoices, Instruments and other documents and all of such Dealer's books and records are genuine and in all respects what they purport to be, and all signatories and endorsers have full capacity to contract; (iii) all sales and other transactions underlying or giving rise to such Account fully comply with all applicable Laws; (iv) all signatures and endorsements on all documents, Instruments and agreements relating to such Account are genuine, and all such documents, Instruments and agreements are legal, valid and binding obligations of such Dealer (and to the best of such Dealer's knowledge, of the other parties thereto), legally enforceable in accordance with their terms; (v) such Dealer has not, sold, assigned, pledged, encumbered, forgiven (completely or partially), settled for less than payment in full, or transferred or disposed of such Account or any other Account, or agreed to do any of the foregoing, except for the settlement of Accounts in good faith, in the ordinary course of business, and in amounts that will not cause any limit set forth in Section 2.3 to be exceeded; and (vi) any such Account, if Dealers want TCFC to consider it an "Eligible Account," satisfies the definition of "Eligible Account."

3.5 COLLECTION OF ACCOUNTS. Dealers shall establish lock box accounts ("LOCK BOX ACCOUNTS") or blocked accounts ("BLOCKED ACCOUNTS") if requested by TCFC with such banks as are selected by Dealer, but are acceptable to TCFC (the "COLLECTING BANKS") to which all Account Debtors, if required by TCFC, shall directly remit all payments on Accounts and in which Dealer will immediately deposit, in kind, all cash and other payments made for Inventory and all other Proceeds of Collateral. The Collecting Banks shall acknowledge and agree, in a manner satisfactory to TCFC, that: all payments made to Lock Box Accounts or Blocked Accounts are the sole and exclusive property of TCFC; they have no right to setoff against Lock Box Accounts or Blocked Accounts; and they will transfer
(i) by wire transfer of immediately available funds (ii) by acceptance of an ACH Debit or (iii) by any other method, immediately available funds in a manner satisfactory to TCFC, funds deposited into Lock Box Accounts or Blocked Accounts (collectively, the "COLLECTION ACCOUNTS") to TCFC on a daily basis in such bank and account as TCFC shall designate or, in the case of an ACH Debit, as presented for acceptance. All payments made to the Collection Accounts or otherwise received by the Collecting Banks or TCFC, whether on the Accounts or as Proceeds of other Collateral or otherwise, shall be under the sole dominion and control of TCFC and will be applied on account of Liabilities to TCFC as provided herein. Each Dealer and its Affiliates shall receive, as trustee for TCFC, any monies, checks, notes, drafts or any other payments relating to and/or Proceeds of Accounts or other Collateral which come into the possession or under the control of such Dealer or Affiliates and immediately remit, or cause to be remitted, the same in kind to TCFC at TCFC's branch office set forth above. Each Dealer shall jointly and severally pay TCFC any and all fees, costs and expenses which TCFC reasonably incurs in connection with Collection Accounts and with collecting any check or item of payment received and/or delivered to any Collecting Bank or TCFC on account of Liabilities to TCFC. Each Dealer shall jointly and severally reimburse TCFC for (i) any loss, cost or damages resulting from claims asserted by the Collecting Banks in connection with Collection Accounts or any returned or uncollected checks or other items received by the Collecting Banks and (ii) any amount paid to any Collecting Bank arising out of TCFC's indemnification of such Collecting Banks relating to a Collection Account, assuming such loss, cost, damage or amount paid is not the result of the gross negligence of TCFC.

3.6 INVENTORY WARRANTIES. Each Dealer to the best of its knowledge represents and warrants to TCFC with respect to each item of Inventory listed in any schedule of Inventory that such item is owned by such Dealer free and clear of any Liens other than Permitted Liens; and if Dealers want TCFC to consider it "Eligible Inventory" of a specified class, satisfies the definition of Eligible Inventory and the requirements of such class.

3.7 RETURNS. Dealers shall promptly notify TCFC of all returns of Inventory in excess of $50,000.00 received by any Dealer, in the reports to be provided to TCFC pursuant to Section 3.9. After a Default has occurred, no return of Inventory shall be accepted, and no sale of returned Inventory shall be made, by Dealer without TCFC's prior written consent which consent will not be unreasonably withheld. After a Default has occurred, TCFC shall have the right to accept the return of any Inventory directly from an Account Debtor, without notice to or consent by Dealer. Neither the delivery by Dealer of returned Inventory to TCFC nor the acceptance by TCFC of returns directly from an Account Debtor, shall in any way affect Dealer's obligations to TCFC on account of Liabilities to TCFC, except to the extent such Inventory is sold in a commercially reasonable manner by TCFC, then such amount received by TCFC therefore will be credited against Dealer's obligations for the Liabilities.

3.8 INVENTORY SYSTEM. Dealers shall maintain a perpetual inventory system, keeping accurate records itemizing and describing the kind, type, age, quality, quantity and cost of Eligible Inventory and withdrawals and additions. Such records shall be available for inspection during each Dealer's usual business hours upon 2 days notice by TCFC or immediately upon notice if Dealer is in Default. Dealers shall conduct a physical count of Inventory at least once each quarter, and promptly report the results to TCFC in form and with such specificity as TCFC shall reasonably require.

3.9 REPORTS. Dealers shall furnish TCFC the reports required by Schedule 3.9 and such other reports as TCFC from time to time may reasonably request regarding Dealers and the Collateral, all in form satisfactory to TCFC. Such reports shall be for such periods, at such times and with such frequency as TCFC may reasonably designate. Dealers shall immediately notify TCFC of previously reported Eligible Inventory or Eligible Accounts which cease to be Eligible Inventory or Eligible Accounts. All reports furnished TCFC shall be complete and accurate in all respects at the time furnished.

3.10 NOTICE TO ACCOUNT DEBTORS. Each Dealer shall make entries on its books and records in form satisfactory to TCFC disclosing TCFC's security interest in Accounts and shall keep a separate account on its books of all collections received thereon. Each Dealer shall, in such form and at such times as TCFC shall request, give notice to Account Debtors of TCFC's security interest in such Dealer's Accounts, and TCFC may itself give such notice at any time and from time to time in TCFC's or such Dealer's name requiring Account Debtors to pay the Accounts directly to TCFC.

3.11 ADDITIONAL DOCUMENTS. Each Dealer shall, on request by TCFC, do all things and execute all financing statements, continuation and amendments of financing statements, security agreements, assignments, affidavits, reports, notices, schedules of Accounts and other agreements and documents, in form and substance satisfactory to TCFC, as TCFC may deem necessary or useful in order to perfect and maintain a first-priority security interest such Dealer's Collateral and the collateral of each other Dealer, or to otherwise protect and preserve the Collateral and such security interest, to enforce such security interest and to consummate the transactions contemplated under this Agreement.

SECTION 4. CONDITIONS PRECEDENT. The following are conditions to TCFC's making of Loans and giving of Approvals:

4.1 DOCUMENTS. Each Dealer shall have executed and delivered, or caused to be executed and delivered, to TCFC in form and substance satisfactory to TCFC, financial statements, certificates of insurance, loss payee endorsements, certified resolutions and other certificates, financing statements, debt subordination's, Instruments, consents, landlord waivers, guaranties, Repurchase Agreements, legal opinions, security agreements and other agreements and documents as TCFC shall at any time specify, and no guaranty or Repurchase Agreement has been revoked or terminated.

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
4.2 NO DEFAULTS. All of each and every Dealer's representations and warranties to TCFC, in this Agreement and otherwise, are true and correct; No Dealer shall have breached any of its covenants or agreements with TCFC; and no Default shall have occurred.

4.3 SECURITY INTEREST. TCFC shall have a first-priority perfected security interest in the Collateral of each Dealer subject only to Permitted Liens.

4.4 NO MATERIAL ADVERSE CHANGE. As determined by TCFC, no Material Adverse Change shall have occurred, and no litigation, arbitration or governmental proceeding shall be pending or threatened which may result in a Material Adverse Change.

SECTION 5. REPRESENTATIONS AND WARRANTIES. Each Dealer represents and warrants that as of the date of this Agreement and for as long as any Liabilities to TCFC are outstanding, (and for so long as this Agreement shall continue in effect, whether or not any Liabilities to TCFC are outstanding) each of the following representations and warranties now is and hereafter will continue to be true and correct in all material respects:

5.1 EXISTENCE AND POWER. Such Dealer is and will continue to be, a corporation duly authorized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed in all jurisdictions in which the nature of its business, or the ownership or leasing of its property, make such qualification or licensing necessary; has and will continue to have all requisite power and authority to carry on its business as it is now, or may hereafter be, conducted, and will continue in, and limit its operations to, the same general line of business it presently conducts.

5.2 AUTHORITY. The execution, delivery and performance by such Dealer of this Agreement and the Other Agreements have been duly authorized by its Board of Directors and if necessary, shareholders; do not and will not require any governmental consent, registration or approval; and do not and will not violate any Law, or any provision of, nor be grounds for acceleration under, such Dealer's articles or certificate of incorporation or bylaws or any material agreement, indenture, note or instrument which is binding upon such Dealer or any of such Dealer's property.

5.3 NAMES AND TRADE STYLES. Such Dealer's name as set forth in this Agreement is its correct corporate name. Such Dealer shall provide TCFC with 30 days advance written notice before changing its name or doing business under any other name.
Schedule 5.3 lists each prior name of such Dealer and each fictitious name, trade name and trade style by which such Dealer has been or is now known, or has transacted or now transacts business.

5.4 COMPLIANCE WITH LAWS. Such Dealer has complied and will comply with all provisions of applicable Laws if the failure to comply would result in a Material Adverse Change or in a material impairment of such Dealer's ability or right to carry on its business in substantially the same manner as now conducted.

5.5 AFFILIATES.  Such Dealer does not have any Affiliates except as set forth on
Schedule 5.5.

5.6 LITIGATION AND CONTINGENT OBLIGATIONS. Except as heretofore disclosed to TCFC in writing and except for claims fully covered by insurance as to which the insurer has admitted coverage in writing, no claim, litigation (including, without limitation, derivative action), arbitration, governmental investigation, proceeding or inquiry is pending or, to the best of such Dealer's knowledge, threatened against such Dealer which (i) would, if adversely determined, result in a Material Adverse Change or the ability of such Dealer to perform its obligations in connection with this Agreement and the Other Agreements, or (ii) relates to any of the transactions contemplated thereby, and there is no basis known to Dealer for any of the foregoing. Other than any liability incident to such claims, litigation, proceedings or inquiries, there are no material contingent obligations not provided for or referred to in financial statements heretofore furnished to TCFC.

5.7 OTHER AGREEMENTS. Such Dealer is not in default under any material agreement to which it is a party or by which it is bound and does not know of any dispute regarding any agreement which, if determined adversely to such Dealer, could result in a Material Adverse Change.

5.8 ASSETS. Such Dealer possesses all assets, licenses, patents, copyrights, service marks, trademarks, trade names, government approvals and other authorizations and rights necessary for such Dealer to continue to conduct its business as heretofore conducted by it.

5.9 TAXES. Such Dealer has filed all tax reports and returns required by applicable Laws except for extensions duly obtained. Such Dealer has either duly paid all taxes, duties and charges indicated due on the basis of such reports and returns or has made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes, duties or charges in excess of those paid and reported is not reasonably expected.

5.10 NO CHANGE IN BUSINESS. Since the most recent financial statements furnished by such Dealer to TCFC, there has been no Material Adverse Change.

5.11 COMPLETE DISCLOSURE. There is no fact which such Dealer has not disclosed to TCFC which could result in a Material Adverse Change or which is necessary to disclose in order to keep the foregoing representations and warranties from being misleading in any material respect.

SECTION 6. AFFIRMATIVE COVENANTS. Unless TCFC otherwise consents in writing, each Dealer shall comply with the agreements in this Section 6.

6.1 BOOKS AND RECORDS. Each Dealer shall at all times maintain complete and accurate books and records comprising a standard, modern accounting system in accordance with United States generally accepted accounting principles ("GAAP") which accurately record and reflect such Dealer's income, expenses, liabilities, operations, accounts, and ownership and location of the Collateral, including, without limitation, adequate reserves (including without limitation, for bad debts, depreciation and taxes) in accordance with GAAP. All such books and records and all documents relating to any of the Collateral are and will continue to be genuine and in all respects what they purport to be.

6.2 INSURANCE. Each Dealer shall, at all times, and for such periods of time as TCFC may require, insure all insurable Collateral, with financially sound and reputable insurers acceptable to TCFC, with extended coverage against loss or damage by theft, embezzlement, fire, explosion, flood, sprinkler, and other insurable events and risks that are customarily insured against by similarly situated Persons in similar businesses, to the extent of the replacement value thereof. All insurance policies shall name TCFC as lender loss payee, and provide that proceeds payable thereunder shall be payable directly to TCFC and that no act or default of such Dealer or any other Person shall affect the right of TCFC to recover thereunder. Upon receipt of the proceeds of any such insurance, TCFC may apply such proceeds to the Loans as TCFC may determine in its sole discretion, and then to other Liabilities to TCFC. Each Dealer shall maintain public liability and third party property damage insurance in such amounts and with such deductibles as are acceptable to TCFC. Dealer shall provide TCFC with the original or a certificate of each policy of insurance which shall contain a provision requiring the insurer to give not less than 30 (10 in the case of non-payment of premiums) days advance written notice to TCFC in the event of cancellation or termination for any reason. Each Dealer shall deliver to TCFC, promptly as rendered, true and correct copies of all reports made to insurance companies by such Dealer or by insurance companies to such Dealer.

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
6.3 FINANCIAL STATEMENTS. All financial statements of such Dealer now or hereafter delivered to TCFC have been, and shall be, prepared in conformity with GAAP consistently applied, and now and hereafter will completely and accurately reflect the financial condition and results of such Dealer and its operations at the times and for the periods therein stated. Such Dealer shall deliver to TCFC:
(i) quarterly, unaudited financial statements, (which term as used in this Agreement shall include a balance sheet and profit and loss statement) within 45 days after the end of the fiscal quarter to which they pertain; (ii) year-end, unaudited financial statements, within 45 days after the end of the fiscal year to which they pertain; and (iii) annual audited consolidated financial statements for each fiscal year, accompanied by a certificate of an independent certified public accounting firm selected by Dealer and approved by TCFC, in scope and substance acceptable to TCFC, within 90 days after the end of the fiscal year to which they pertain. If requested by TCFC any or all such financial statements shall be submitted on a combined or consolidated and combining or consolidating basis with the other Dealers.

6.4 LOCATIONS OF COLLATERAL AND BUSINESSES. Such Dealer's record respecting accounts and chattel paper and chief executive office and principal place of business are and shall continue to be located at its address set forth on its signature page hereto; and the only other locations at which any Collateral is located are referred to or listed on such Dealer's signature page under the heading "Business and Warehouse locations" (together with additional "Permitted Locations") . "PERMITTED LOCATIONS" shall mean business and warehouse locations of any Dealer in the United States set forth on each Dealer's signature page hereto or otherwise as set forth in Schedule 6.4. The books and records of Dealer and all records of account and all Chattel Paper (to the extent not delivered to TCFC) are and shall continue to be located at the principal place of business of Dealer. No Dealer shall make any change in the location of Collateral or of such Dealer's principal place of business, chief executive office, books and records, or records of account without TCFC's prior written consent.

6.5 ACCESS TO COLLATERAL AND RECORDS. TCFC, and any person designated by TCFC, shall have free access to, and the right without hindrance or delay to inspect, audit, examine and test the Collateral, wherever located, and to inspect, audit, check, copy and make extracts from any Dealer's and its accountant's books, records and accounts ("RECORDS") including, but not limited to, all computer programs and devices or programs related thereto, printouts, computer runs or discs, minute books, journals, ledgers, work papers, financial statements, orders, receipts, correspondence and other data relating to such Dealer's business or to any transactions of such Dealer, no matter how or where such Records may be maintained, generated or stored. For such purposes, TCFC and its agents at no charge may enter into and remain upon a Dealer's premises as often and for so long as reasonably necessary. To the extent reasonably necessary, TCFC and its agents may use all computers and other equipment and devices which such Dealer owns, leases or otherwise has available; provided that TCFC shall not have any such rights with respect to proprietary information of third parties, nor, unless a Default has occurred, the right to make copies of such Dealer's proprietary computer programs. To the extent necessary to carry out the rights provided for herein, such Dealer irrevocably authorizes and directs any Person including, but not limited to, any of such Dealer's directors, officers, employees, agents, accountants and attorneys having possession or control of any of the Records to make them available to TCFC to the extent such Records are not subject to the attorney-client or other evidentiary privilege of Dealer. After the occurrence of a Default, TCFC shall have the right to possession of the Records relating to the Collateral for so long as reasonably necessary to make full use thereof in aid of TCFC's rights under this Agreement. Each Dealer shall permit TCFC to discuss such Dealer's condition (financial or otherwise), business, operations and prospects with employees and accountants of such Dealer.

6.6 FINANCIAL COVENANTS. So long as any Liabilities to TCFC remain outstanding and (even if no Liabilities to TCFC are outstanding) so long as this Agreement remains in effect, each Dealer shall comply with the financial covenants in
Schedule 6.6. As used in this Agreement, the following terms shall have the following meanings:

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
     "TANGIBLE NET WORTH" as of any date shall mean the sum of such Dealer's (a) net worth as reflected on its last twelve-month fiscal financial statements, (b) net earnings since the end of such fiscal year, both after provision for taxes and with inventory determined on a first in, first out basis and (c) Subordinated Debt, less the sum of such Dealer's (i) intangible assets, including, without limitation, unamortized leasehold improvements, goodwill, franchises, licenses, patents, tradenames, copyrights, service marks, brand names, and covenants not to compete; (ii) prepaid expenses; (iii) franchise fees; (iv) notes, Accounts and other amounts owed to it by any Guarantor, Affiliate or employee of Dealer; (v) losses since the end of such fiscal year; and (vi) interest in the cash surrender value of officer's or shareholder's life insurance policies.

     "INDEBTEDNESS" shall mean (i) debt for borrowed money or for the deferred purchase price of property or services in respect of which such Dealer is liable as obligor or otherwise or assures a creditor against loss, (ii) obligations under any leases which have been or in accordance with GAAP should be recorded as capitalized leases ("CAPITALIZED LEASES")upon which obligations such Dealer or any Affiliate is liable, and (iii) unfunded obligations of such Dealer or any Affiliate under a "multiemployer plan," as such term is defined under the Employment Retirement Security Act of 1974, as amended ("ERISA"), required to be accrued by GAAP.

     "CAPITAL EXPENDITURES" shall mean all expenditures, or agreements for expenditures, for fixed assets, improvements or replacements, or substitutions or additions thereto, which have a useful life of more than one year, including, without limitation, the direct or indirect acquisition of assets by way of increased product or services charges, offset items or otherwise, and includes payments under Capitalized Leases.

     "SUBORDINATED   DEBT"  shall  mean  Indebtedness  of  such  Dealer  to  any
Guarantor, Affiliate, or employee of such Dealer which is fully subordinated to all Liabilities to TCFC in a manner satisfactory to TCFC.

6.7 NOTICE OF CONTINGENCIES. Forthwith upon learning of the occurrence of any of the following, Dealers shall furnish TCFC written notice describing the same and the steps being taken by Dealer with respect thereto: (i) any expected uncollectibility of, material delay in collection of, or other impairment of any Eligible Account, (ii) the occurrence of a Default or an event, which with notice or lapse of time or both, would constitute a Default, (iii) the institution or threatened institution of, or any adverse determination or materially adverse development in, any litigation, arbitration, governmental or other proceeding which, if adversely determined, would result in a Material Adverse Change or the ability such of Dealer or any other Dealer to perform its respective obligations in connection with this Agreement or the Other
Agreements, (iv) notice from a governmental Person that Dealer's operations violate any applicable Law in any material respect, or (v) any event which has resulted or may result in a Material Adverse Change or material impairment in the ability of such Dealer or any other Dealer to perform its obligations under this Agreement or the Other Agreements.

6.8 TAXES. Such Dealer shall promptly file all tax returns required by Law and pay all taxes, fees and other governmental charges for which it is liable.

6.9 ADDITIONAL AFFIRMATIVE COVENANTS. Such Dealer shall comply with all other covenants, if any, set forth in Schedule 6.9.

6.10 INDEMNIFICATION. To the fullest extent not prohibited by applicable Law, such Dealer shall jointly and severally indemnify TCFC and each of its officers, directors, employees and agents ("INDEMNITIES") from and against any and all claims, losses, liabilities, costs (including, without limitation, all documentary, recording, filing, mortgage or other stamp taxes or duties), and expenses (including reasonable attorneys' fees) (irrespective of whether such Indemnitie is a party to the action for which indemnification is sought) (the "INDEMNIFIED Liabilities"), incurred by Indemnities or any of them as a result, or arising out of or relating to (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or involving any Loan, or (ii) the execution, delivery, performance or enforcement of this Agreement or the Other Agreements, except for any Indemnified Liabilities finally determined by a court of competent jurisdiction to have arisen on account of the relevant Indemnity's gross negligence or willful misconduct. In addition, TCFC shall indemnify Dealer and its officers, directors and employees from and against any and all claims, losses, liabilities, costs, and expenses (including reasonable attorneys' fees) incurred by Dealer, its officers, directors or employees as a result of any action or omission by TCFC which is judicially determined (after any appeals are exhausted) to be gross negligence or wilfull misconduct on the part of TCFC. Obligations provided for in this Section 6.10 and in Sections 2.1(b) and 2.5(c) shall survive termination of this Agreement and shall not be reduced or impaired by any investigation made by or on behalf of TCFC or any other Indemnity.

SECTION 7. NEGATIVE COVENANTS. Unless TCFC otherwise consents in writing, each Dealer shall comply with the agreements in this Section 7.

7.1 CORPORATE STRUCTURE. Such Dealer shall not: (i) recapitalize, dissolve or be a party to any merger or consolidation or acquire all or substantially all of the assets of any other Person; (ii) amend its certificate or articles of incorporation or bylaws, except to effect a change in its corporate name after it has notified TCFC pursuant to Section 5.3 and provided TCFC with such financing statements as TCFC may request and an exact copy of the amendment;
(iii) except with prior written consent of TCFC redeem, purchase, or otherwise retire, declare or pay any dividend, return capital to any of its shareholders or otherwise make any other distribution on or in respect of any shares of stock (or any other equity interest) of such Dealer; or (iv) issue or distribute any stock or other securities for consideration without prior written consent from TCFC.

7.2 INDEBTEDNESS. Such Dealer shall not: (i) incur or permit to exist any Indebtedness except for Liabilities to TCFC, deferred taxes, current accounts payable arising in the ordinary course of business and not overdue, and non-current accounts payable which such Dealer is contesting in good faith by appropriate proceedings; or (ii) guarantee, endorse or become responsible for obligations of any other Person or incur any contingent obligation other than endorsements of negotiable instruments for collection in the ordinary course of business.

7.3 DISPOSAL OF COLLATERAL. Dealer shall not sell, lease, transfer, assign or otherwise dispose of any of the Collateral or any other asset except for (A) the sale (not subject to a repurchase obligation or return right) of finished at retail Inventory in the ordinary course of business to persons other than other Dealers; and (B) sales or transfers of Inventory to other Dealers (but not to Affiliates who are not also Dealers) subject to the other provisions of this Agreement. Such Dealer shall not sell Inventory to an Affiliate except to other Dealers as permitted in the preceding sentence.

7.4 NEW FACILITIES. Such Dealer shall not open any new stores, warehouses, sales offices, service sites or other facilities, without written notification to TCFC at least 60 days prior to such opening.

7.5 ENCUMBRANCES. Except for the security interest granted by such Dealer to TCFC pursuant to this Agreement, such Dealer shall not create, incur, assume or suffer to exist any Lien other than those set forth on Schedule 7.5 or consented to in writing by TCFC ("PERMITTED LIENS").

7.6 AFFILIATES AND INVESTMENTS. Such Dealer shall not: (i) create or permit to exist any Affiliate not listed on Schedule 5.5 who is not a natural Person; or
(ii) purchase or otherwise acquire, hold or invest in any interest, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, any Person, except for investments in direct obligations of or instruments unconditionally guaranteed by the United States, or certificates of deposit issued by a member bank of the Federal Reserve System having a combined capital and surplus of at least $50,000,000, or in any money market account maintained with such a bank.

7.7 TRANSACTIONS WITH AFFILIATES. Such Dealer shall not enter into, or cause, suffer or permit to exist: (i) any arrangement or agreement with any Affiliate (except within respect to any sale of Inventory to any other Dealer as permitted by Section 7.3 above) requiring any payment to be made by such Dealer to an Affiliate for Goods or services even if not received by Dealer; or (ii) any other arrangement or agreement (including, without limitation, any employment agreement or agreement to pay directors' fees) with any Affiliate which is not in the ordinary course of business of such Dealer, or which is on terms less favorable than otherwise reasonably attainable on an arm's length basis from a Person not an Affiliate.

7.8 ADDITIONAL NEGATIVE COVENANTS. Such Dealer shall at all times comply with the additional negative covenants, if any, set forth on Schedule 7.8.

SECTION 8. APPLICATION OF PAYMENTS. Notwithstanding any provision of this Agreement or in any Other Agreement, Dealers waive the right to direct the application of any and all payments received by TCFC from any Dealer or with respect to any Collateral. TCFC shall have the continuing exclusive right to apply and reapply any and all payments received, whether with respect to the Collateral or otherwise, against Liabilities to TCFC in such manner as TCFC may deem advisable, notwithstanding any entry by TCFC upon any of its books and records.

SECTION 9. DEFAULT AND REMEDIES.

9.1 DEFAULT. The occurrence of any one or more of the following events shall constitute a "DEFAULT," and Dealers shall provide TCFC with immediate written notice thereof:

     (a) Any warranty of any Dealer or any Guarantor to TCFC is now or hereafter breached or any representation, statement, report or certificate made or delivered to TCFC by Dealer or any of Dealer's officers, employees or agents or any Guarantor is now or hereafter incorrect, false, untrue or misleading in any respect;

     (b) Any Dealer shall fail to promptly remit any Account payment or to repay any Liabilities to TCFC when due or declared to be due;

     (c) Any Dealer or any Guarantor shall fail to perform or comply with, or otherwise shall breach, any provision of this Agreement or any Other Agreement;

     (d) Any Dealer shall fail to promptly perform or comply with any provision of any agreement now or hereafter existing with any third party which, if not performed would result in a Material Adverse Change or any guaranty shall terminate or any letter of credit or other obligation of a Guarantor or any Dealer with respect to any Liabilities or the Collateral shall terminate or not be received at least 30 days prior to its stated expiration or maturity;

     (e) Any or all of the Collateral shall become the subject of a levy, assessment, attachment, seizure or Lien which impairs its value, the prospect of payment or performance, or the priority of TCFC's security interest;

     (f) Dissolution, termination of existence, insolvency or business failure of any Dealer or any Guarantor; or appointment of a receiver, trustee or custodian, for all or any part of the property of, general assignment for the benefit of creditors by, or the commencement of any proceeding by or against, any Dealer or any Guarantor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law of any jurisdiction;

     (g) Any Dealer or any Guarantor shall conceal, remove or permit to be concealed or removed any part of its property with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar Law;

     (h) A Material Adverse Change shall occur;

     (i) TCFC in good faith reasonably believes that prospect of payment of any Liabilities to TCFC is materially impaired or deems itself insecure; or

     (j) Any of the following Persons shall for any reason, including, without limitation death, cease to be actively engaged in the management of the Dealers:
Ted Li and Cynthia Lee.

9.2  REMEDIES.

     (a) Upon or at any time after the occurrence of a Default, TCFC, at its option, with or without notice to any Dealers, may do any one or more of the following:(i) cease advancing money, issuing Approvals or extending credit to or for the benefit of Dealer under this Agreement and any Other Agreement; (ii) terminate this Agreement; (iii) revoke any outstanding Approvals; (iv) accelerate and declare all or any part of the Liabilities to TCFC (including any applicable early termination fees) to be immediately due and payable, and, in such event, Dealers shall deposit cash collateral with TCFC in an amount equal to the aggregate amount of outstanding Approvals; (v) take possession of any or all of the Collateral wherever it may be found, and for that purpose Dealers authorize TCFC without judicial process to enter onto any of Dealers' premises without hindrance to search for, take possession of, and keep, store, sell or remove any or all of the Collateral; (vi) require Dealer to assemble any or all of the Collateral and make it available to TCFC at a place or places designated by TCFC reasonably convenient to TCFC and Dealers, and to remove the Collateral to such locations as TCFC may deem advisable; (vii) complete processing or repair of all or any portion of the Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, TCFC shall have the right to use any Dealer's premises, Equipment and any and all other property without charge; (viii) sell, ship, reclaim, lease or otherwise dispose of all or any portion of the Collateral in its condition at the time TCFC obtains possession or after further manufacturing, processing or repair, at any one or more public and/or private sale(s) (including, without limitation, execution sales), in lots or in bulk, for cash or otherwise, and any notification shall be deemed reasonably and properly given if sent at least 10 days before a disposition of any Collateral, (and any such notice may be given to any Dealer individually and as agent for all other Dealers); and Dealers agree that sale at wholesale of any of the Collateral will be a commercially reasonable disposition and that TCFC may purchase all or any part of the Collateral at public sale and in lieu of actual payment of such purchase price, may set-off the amount thereof against Liabilities to TCFC; (ix) demand payment of, and collect any Accounts, Chattel Paper, Instruments, and General Intangibles and other Collateral and, in connection therewith, each Dealer irrevocably authorizes TCFC to endorse or sign such Dealer's name on all collections, receipts, Instruments and other documents, to take possession of and open mail addressed to such Dealer and remove therefrom payments made with respect to Collateral or Proceeds thereof, and, in TCFC's sole discretion, to grant extensions of time to pay, compromise claims and settle Accounts and the like for less than face value; and (x) TCFC shall have the right to obtain access to any of any Dealer's data processing equipment, computer hardware and software relating to the Collateral and, subject to the terms of any licenses with third parties, to use all of the foregoing and information contained therein in any manner TCFC deems appropriate.

     (b) Each Dealer agrees that the sale of Inventory by TCFC to a Person who is liable to TCFC under a guaranty, endorsement, Repurchase Agreement or the like shall not be deemed to be a transfer subject to Section 9-504(5) of the UCC or any similar provision of any other applicable Law, and each Dealer waives any provision to the contrary of such Law.

     (c) Any and all reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by TCFC with respect to the foregoing shall become part of Liabilities to TCFC, be due on demand, and bear interest at the Default Rate.

     (d) Anything contained herein to the contrary notwithstanding, upon the occurrence of a Default described in Section 9.1(f) or 9.1(g), all Liabilities to TCFC, including without limitation, accrued interest thereon shall become immediately due and payable without notice or election by TCFC.

9.3 REMEDIES CUMULATIVE. In addition to rights and remedies set forth in this Agreement, TCFC shall have all rights and remedies accorded a secured party under the UCC and other applicable Laws and in any other agreement or document now or hereafter executed by Dealer for TCFC's benefit. All rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by TCFC of one or more rights or remedies shall not be deemed an election, nor bar TCFC from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of TCFC to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all Liabilities to TCFC have been fully paid and performed.

9.4 RECOVERED PAYMENTS. To the extent any Dealer or any Guarantor makes a payment to TCFC or TCFC enforces its security interest or exercises a right of setoff, and such payment or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or exercise had not occurred.

SECTION 10. POWER OF ATTORNEY.

10.1 POWER OF ATTORNEY. Dealer hereby grants to TCFC an irrevocable power of attorney coupled with an interest, authorizing and permitting TCFC, at its option but without obligation, at Dealer's sole expense, in Dealer's name or otherwise, to the extent reasonably determined by TCFC to be necessary or advisable in order to carry out TCFC's rights or remedies to do any or all of the following:

     A) At any time:

          1) execute on behalf of Dealer any financing statement, or any continuation or amendment thereof, security agreement, assignment of rentals from real or personal property, report, notice, schedule of Account, and any other agreement or document that TCFC may, in its reasonable discretion, deem advisable in order to (i) perfect, maintain or improve TCFC's security interest in the Collateral or other property intended to constitute Collateral, or (ii) fully consummate the transactions contemplated under this Agreement and the Other Agreements;

          2) execute on behalf of Dealer, any invoice relating to any Account , any draft against or notice to any Account Debtor, any proof of claim in bankruptcy, or other similar document against any Account Debtor, any notice or claim of mechanic's, materialman's or other Lien, or assignment or satisfaction thereof;

          3) pay, contest or settle any Lien with respect to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same;

          4) endorse all checks and other forms of remittances in payment of Accounts received by TCFC "Pay to the Order of Transamerica Commercial Finance Corporation";

          5) settle and adjust, and give releases of, any claim under any insurance policy that relates to any of the Collateral and obtain payment therefor, and make all determinations and decisions with respect to any such policy and endorse Dealer's name on any Instrument or other item of payment or the proceeds of such policy.

          6) exercise any right of TCFC.

     B) After Default by Dealer:

          1) sign Dealer's name to any verification of its Accounts and notices thereof to Dealer's Account Debtors; or take control in any manner of any cash or non-cash proceeds of Collateral;

          2) notify post office authorities to change the address for delivery of any of Dealer's mail to an address designated by TCFC and receive and open all mail addressed to Dealer and make such disposition as is reasonable under the circumstances, and TCFC will endeavor to provide Dealer with originals or copies thereof;

          3) demand payment of Accounts, enforce payment of Accounts by legal proceedings or otherwise, and endorse any and all rights of Dealer in Accounts; grant extensions of time to pay, compromise claims and settle Accounts for less than face value and execute all releases and other documents in connection therewith;

          4) endorse Dealer's name upon any Instruments, money orders, bills of lading, freight bills, Chattel Paper or other agreements or documents, evidence of payment or Collateral that may come into TCFC possession;

          5) take any action or pay any sum required of Dealer pursuant to this Agreement, and any other present or future agreements between TCFC and Dealer and do all acts and things which are necessary to fulfill Dealer's obligations under this Agreement; or

          6) exercise any right of Dealer.

SECTION 11. TERM AND TERMINATION.

11.1 TERM AND TERMINATION. The term of this Agreement, unless sooner terminated as provided in this Agreement, shall be for two years from the date of this Agreement and shall automatically renew from year to year thereafter until terminated at the end of the second year or any subsequent one-year renewal period of such term by either party by at least 60 days prior written notice to the other; provided TCFC may terminate this Agreement (i) immediately by written notice to Dealers in whole or only with respect to certain product lines if any Dealer shall lose or relinquish any right to sell or deal in any product line of Inventory, or (ii) at any time by at least 90 days prior written notice to Dealer, and Dealer may terminate this Agreement at any time by at least 90 days prior written notice to TCFC and payment of the Early Termination Fee set forth in Schedule 2.10 with such notice (and such notice maybe given by or to Dealer individually and as agent for all other Dealers. Any notice given to TCFC by a Dealer shall be on behalf of all Dealers). Upon termination of this Agreement, all Liabilities to TCFC (or, if this Agreement is terminated only with respect to certain product lines, Liabilities to TCFC relative to such product lines) shall become immediately due and payable without notice or demand. Upon any termination, each Dealer shall remain liable to TCFC for all Liabilities to TCFC, including without limitation interest, fees, charges and expenses arising prior to or after the effective date of termination, and all of TCFC's rights and remedies and its security interest shall continue until all Liabilities to TCFC are paid and all obligations of each Dealer are performed in full. No provision of this Agreement shall be construed to obligate TCFC to make any Loans.

SECTION 12. GENERAL.

12.1 NOTICES. All notices to be given under this Agreement shall be in writing and shall be served either personally or by depositing the same with a reputable overnight courier with charges prepaid or provided for, or in the United States mail, first-class postage prepaid, by ordinary, registered or certified mail, addressed to TCFC or addressed to any one or more of Dealers at its or their respective chief executive office shown on their respective signature page hereto or at any other address as shall be designated by one party in a written notice to the other party. Any such notice shall be deemed to have been given upon delivery in the case of personal delivery, one Business Day after being so deposited with a reputable overnight courier, or 3 Business Days after being so deposited in the United States mail, except that any notice of change of address shall not be effective until actually received. In addition, notice may be sent by facsimile transmission, which shall be effective upon confirmation to the sender that such transmission was received, provided a hard copy of such notice is sent within 24 hours of such transmission.

12.2 ATTORNEYS' FEES AND COSTS. Dealers shall pay TCFC the amount of (i) all reasonable fees, costs and expenses (including reasonable attorneys' fees of TCFC's in house and outside counsel) incurred by TCFC in collecting Liabilities to TCFC, enforcing, protecting or perfecting TCFC's security interest in the Collateral or in connection with any matters contemplated by or arising out of this Agreement.

12.3 BENEFIT. This Agreement and documents contemplated hereby shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no Dealer may assign any of its rights under this Agreement without the prior written consent of TCFC, such consent not to be unreasonably withheld, and any prohibited assignment shall be void. References herein to TCFC shall be deemed to refer to TCFC and its successors and assigns. No consent by TCFC to any assignment shall relieve Dealers or any Guarantor from their respective liability for any Liabilities to TCFC or any other obligation unless expressly granted by TCFC in writing.

12.4 NON-WAIVER BY TCFC.

     (a) The failure of TCFC at any time to require Dealers strictly to comply with any of the provisions of this Agreement or any Other Agreement shall not waive or diminish any right of TCFC thereafter to demand and receive strict compliance therewith or with any other provision; and any waiver of any breach shall not waive or affect any other breach, whether prior or subsequent thereto and whether of the same or a different type. None of the provisions of this Agreement or any Other Agreement shall be deemed waived by any act or knowledge of TCFC or its agents or employees, but only by a specific written waiver signed by an agent of TCFC and delivered to Dealers.

     (b) TCFC shall have the right to seek recourse against any one or more of Dealers or any Guarantor, and no election by TCFC to seek recourse against less than all such parties shall constitute a waiver of TCFC's right to seek recourse against the others.

     (c) Time is of the essence in the performance of all of Dealers' obligations under this Agreement.

12.5 WAIVERS BY DEALERS.

     (a) Each Dealer waives: (i) notice of the creation, renewal or accrual of any Liabilities to TCFC or of TCFC's reliance upon any Dealer's agreements, representations and warranties in this Agreement; (ii) demand of payment, protest, notice of protest, notice of default or dishonor, notice of payment, notice of release, compromise, settlement, extension or renewal of any Chattel Paper, Instrument, Account, General Intangible, Document or guaranty at any time held by TCFC from any Dealer, any other Dealer any Guarantor, or any other Person; (iii) notice of intent to accelerate, and notice of acceleration, of the Liabilities, any notice of any action taken or to be taken by TCFC unless expressly required by this Agreement; (iv) any right of contribution from any other Dealer or any Guarantor; (v) any right to require TCFC to institute any action or suit or to exhaust TCFC's rights and remedies against any Collateral or any other Dealer any Guarantor before proceeding against such Dealer; and
(vi) any obligation of TCFC to marshal any assets in favor of any Dealer.

     (b) Each Dealer consents that TCFC may, without in any manner affecting such Dealer's joint and several liability for any Liabilities to TCFC: (i) extend in whole or in part (by renewal or otherwise), modify, premature, change or release any obligation of any Guarantor; (ii) sell, release, surrender, modify, impair, exchange, substitute or extend the duration or the time for the performance or payment of any and all Collateral or other property, of any nature and from whomsoever received, held by TCFC as security for the payment or performance of any Liabilities to TCFC or any other Dealer or any obligations of any other Dealer or any Guarantor; and (iii) settle, adjust or compromise any of TCFC's claims against such Dealer or any other Dealer or any Guarantor.

12.6 DEALER'S COSTS; TCFC EXPENDITURES. All obligations of Dealers under this Agreement and the Other Agreements shall be performed at Dealers' sole cost and expense unless otherwise indicated in this Agreement. If Dealers shall fail to pay taxes, insurance, assessments, costs or expenses which Dealers' are required to pay under this Agreement, or fails to keep the Collateral free from Liens except for Permitted Liens, TCFC may, in its sole discretion, make expenditures for any or all of such purposes, and the amount so expended, together with interest thereon at the Default Rate shall be part of the Liabilities to TCFC, payable on demand.

12.7 CUSTODY AND PRESERVATION OF COLLATERAL. TCFC shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if it takes such action for that purpose as Dealers shall request in writing, but failure by TCFC to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure by TCFC to preserve or protect any right with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not requested by Dealers, shall of itself be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

12.8 CREDIT INFORMATION. TCFC may at any time investigate or make inquiries of former or current creditors of any Dealer or other Persons and provide to any creditors or other Persons any and all financial, credit or other information regarding or relating to any Dealer, whether supplied by such Dealer to TCFC or otherwise obtained by TCFC.

12.9 SEVERABILITY. If any provision of this Agreement is held by any court of competent jurisdiction to be invalid or otherwise unenforceable, such defect shall not affect any other provision and the remainder of this Agreement shall be effective as though such defective provision had not been a part of this Agreement.

12.10 SINGULAR/PLURAL MEANING. The meaning of all terms used in this Agreement shall be equally applicable to both singular and plural forms of such terms unless the context otherwise requires.

12.11 AMENDMENT. Except as otherwise expressly provided in Section 2.9 or 2.12, the provisions of this Agreement may not be waived, altered, modified or amended except in a writing executed by duly authorized offices of Dealers and a duly authorized agent officer of TCFC.

12.12 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH, AND GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS, EXCEPT THAT QUESTIONS AS TO PERFECTION OF TCFC'S SECURITY INTEREST AND THE EFFECT OF PERFECTION OR NON-PERFECTION SHALL BE GOVERNED BY THE LAW WHICH WOULD BE APPLICABLE EXCEPT FOR THIS SECTION.

12.13 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO EACH WAIVE ANY RIGHT TO A TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR COUNTERCLAIM ARISING UNDER OR IN ANY WAY RELATED TO THIS AGREEMENT, AND UNDER ANY THEORY OF LAW OR EQUITY, WHETHER NOW EXISTING OR HEREAFTER ARISING.

12.14 SUBMISSION TO JURISDICTION; WAIVER OF BOND. Each Dealer consents to the jurisdiction of any federal, state or municipal court located within the State of California and waives any objection which such Dealer may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court. Each Dealer waives, to the extent permitted by law, any bond or surety or security upon such bond which might, but for this waiver, be required of TCFC. Nothing contained in this section shall affect the right of TCFC to serve legal process in any manner permitted by law or affect the right of TCFC to bring any action or proceeding against any Dealer or its property in the courts of any other jurisdiction.

12.15 SAVINGS PROVISIONS. All agreements between TCFC and any Dealer, whether now existing or hereafter arising, and whether written or oral, are hereby limited by this section. In no contingency, whether by reason of acceleration or the maturity of the amounts due hereunder or otherwise, shall interest contracted for, charged, received, paid or agreed to be paid to TCFC exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to TCFC in excess of the maximum lawful amount, the interest shall be reduced to the maximum amount permitted under applicable law; and if, from any circumstance, TCFC shall have received anything of value deemed interest by applicable law, in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the principal amount of Liabilities to TCFC and not to the payment of interest, or if such excess interest exceeds the unpaid balance of the principal amount of Liabilities to TCFC, such excess shall be refunded to Dealers. All interest paid or agreed to be paid to TCFC, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread throughout the full term of this Agreement (including any Free Floor Periods) until payment in full of all principal obligations owing by Dealer so that interest for such full term shall not exceed the maximum amount permitted by applicable law.

12.16 LIMITATION OF REMEDIES AND DAMAGES. In the event there is any dispute under this Agreement, the aggrieved party's remedy in connection with any action arising under or in any way related to this Agreement shall be limited to a breach of contract action and any damages in connection therewith are limited to actual and direct damages, except that TCFC may seek equitable relief in connection with any attempt to realize upon it Collateral.

12.17 INTEGRATION. THIS AGREEMENT AND THE OTHER WRITINGS REFERRED TO HEREIN REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. Unless expressly provided in the Agreement, the Agreement does not terminate any other security agreement between TCFC and any one or more of Dealers.

12.18 EFFECTIVENESS. This Agreement shall not become an agreement between the parties until accepted by TCFC in Illinois. Dealer waives notice of such acceptance.

12.19 LIST OF DEALERS.  The following  persons are parties to this  Agreement as
Dealers:

     Pacific Magtron, Inc.
--------------------------------------------------------------------------------

     Pacific Magtron Georgia, Inc.
--------------------------------------------------------------------------------


Dated:  July 13, 2001.

Accepted in Illinois:

TRANSAMERICA COMMERCIAL FINANCE CORPORATION

By:  /s/  Christopher C. Meals
     ------------------------------------
     Christopher C. Meals
Its: Vice President - Credit

                        SIGNATURE PAGE AS TO EACH DEALER


ATTEST:                         DEALER
(or witness)
/s/ Hui "Cynthia" Lee           PACIFIC MAGTRON, INC.
------------------------        ------------------------------------------------
                                (Name of corporation, partnership or individual)
Title Secretary

                                By: /s/ Theodore S. Li
                                    --------------------------------------------

                                Title: President
                                       -----------------------------------------
                                Tax ID No: 77-0228715
                                           -------------------------------------

                                Dealer's Chief Executive Office and Principal Place of Business:

                                1600 California Circle
                                Milpitas, CA. 95035

                                Dealer is a corporation organized and existing under the laws of the State of

This signature page is part of the foregoing Accounts Receivable and Financing Agreement of Dealer and the other Dealers listed therein with Transamerica Commercial Finance Corporation dated June 29, 2001.

BUSINESS AND WAREHOUSE LOCATIONS. [Include whether owned [O] or leased [L]; also, if Dealer is not in possession of such Dealer's Collateral at any location, specify by footnote the person that is in possession of such Collateral]:

     Address        City        County        State        Zip        O/L
     -------        ----        ------        -----        ---        ---

                        SIGNATURE PAGE AS TO EACH DEALER

ATTEST:                         DEALER
(or witness)
/s/ Theodore S. Li              PACIFIC MAGTRON (GA), INC.
------------------------        ------------------------------------------------
                                (Name of corporation, partnership or individual)
Title Secretary

                                By: /s/ Hui "Cynthia" Lee
                                    --------------------------------------------

                                Title: President
                                       -----------------------------------------
                                Tax ID No: 58-2570713
                                           -------------------------------------

                                Dealer's Chief Executive Office and Principal Place of Business:

                                5835 Oakbrook PArkway
                                Norcross, GA. 30093

                                Dealer is a corporation organized and existing under the laws of the State of

This signature page is part of the foregoing Accounts Receivable and Financing Agreement of Dealer and the other Dealers listed therein with Transamerica Commercial Finance Corporation dated June 29, 2001.

BUSINESS AND WAREHOUSE LOCATIONS. [Include whether owned [O] or leased [L]; also, if Dealer is not in possession of such Dealer's Collateral at any location, specify by footnote the person that is in possession of such Collateral]:

     Address        City        County        State        Zip        O/L
     -------        ----        ------        -----        ---        ---

                                 SCHEDULE 2.4(A)

                         BORROWING BASE PERCENTAGES MENU


     For purposes of calculating the Borrowing Base with respect to the following classes of Eligible Inventory pursuant to SECTION 2.4(A), the following percentages shall apply, provided however, that in no event shall availability from all classes of eligible Inventory exceed $1,500,000 in the agregate:

     Class FS. NEW INVENTORY SUBJECT TO A REPURCHASE AGREEMENT. Hardware and/or Software and/or Accessories subject to a Repurchase Agreement which, at the time of determination of the Borrowing Base, is new and unused located on Dealer's premises after subtraction of the amount of accounts payable owed by Dealer to Sellers with respect to the brands of Inventory included in this Class as based upon the most recent month-end accounts payable report submitted by Dealer to TCFC, or at TCFC's sole discretion , based upon a more recent accounts payable report submitted by Dealer: Up to 100% of the value of such Class of Inventory.

     Class NS. NEW INVENTORY NOT SUBJECT TO A REPURCHASE AGREEMENT. Hardware and/or Software and/or Accessories described as business software, disk drives and memory not subject to a Repurchase Agreement which, at the time of determination of the Borrowing Base, is new and unused and located on Dealer's premises: Up to 30% of the value of such Class of Inventory.

     Class IT. IN TRANSIT INVENTORY. Hardware and/or Software and/or Accessories subject to a Repurchase Agreement which, at the time of determination of the Borrowing Base, is new and unused In Transit Inventory: Up to 100% of the value of such Class of Inventory.

                                  SCHEDULE 2.9

                               INTEREST PROVISIONS

Interest will accrue on Inventory Loans at the rate of the Prime Rate, in effect from time to time (such applicable rate defined as the "PRE-DEFAULT INVENTORY LOAN RATE"). Interest will be calculated for the actual number of days elapsed on the basis of a year consisting of 360 days. Upon a Default and for so long as such Default continues, such interest shall accrue at a rate equal to the lesser of four percent (4.0%) above the Pre-Default Inventory Loan Rate or the highest rate allowed by applicable law (the "INVENTORY LOAN DEFAULT RATE") and shall be payable upon demand. TCFC may provide for the payment of any unpaid accrued interest by charging the Loan Accounts.

In the case of any Inventory Loan with respect to which a Free Floor period applies, interest at the Pre-Default Inventory Loan Rate on each such Inventory Loan will commence on the day following the last day of the Free Floor Period or after the Start Date. Dealer acknowledges that the Free Floor Period, if any, is determined by the Participating Seller in its sole discretion and can change at any time.

All Working Capital Loans shall bear interest at an annual rate of equal to the Prime Rate, in effect from time to time, as more fully set forth in Section 2.9
(a) of the Agreement.

                                 SCHEDULE 2.10

                             FEES AND CHARGES MENU

WIRE TRANSFER FEE:

Dealer shall pay to TCFC a wire transfer fee of $25.00 for same day wire transfer requests of Working Capital Loans pursuant to SECTION 2.6.

AUDIT FEE:

Dealer shall pay to TCFC upon being billed therefore the following fee in connection with each audit of Collateral or Records performed by TCFC pursuant to SECTION 6.5 of this agreement: $1,000.00 semi-annually provided that no event of Default has occurred. If an event of default shall have occurred and be continuing, then no limit on the amount of such cost and expense shall apply.

EARLY TERMINATION FEE:

In the event this Agreement is terminated by TCFC by reason of a Default by Dealer or if this Agreement is terminated by Dealer, and either such termination occurs prior to the end of the initial two year term of this Agreement, then in addition to the aggregate outstanding balance of all Liabilities (existing as of the effective date of termination), including, without limitation, all accrued interest, fees and other charges due and payable under this Agreement, Dealer shall pay to TCFC, as liquidated damages and not as a penalty in the case of such termination by TCFC and as a prepayment premium in the case of such termination by Dealer, an early termination fee as of the effective date of termination equal to: An amount equal to: (I) 1.0% of the then established Credit Limit.

NSF FEE:

TCFC shall charge Dealer a fee of $25.00 for each check of Dealer that is returned unpaid for non-sufficient funds.

FLAT CHARGE:

Dealer shall pay to TCFC a fee equal to 0.50% of the original principal amount of each Inventory Loan with respect to which no Free Floor Period applies. Such fees shall be due and payable by Dealer monthly immediately upon receipt of billing statement from TCFC for such month but in no event later than the 15th day of the following month.

NON-UTILIZATION LINE FEE

If at the end of six month from activation of the Credit Line, the cumulative utilization of the Credit Line (but excluding any Working Capital Loans made pursuant to the Letter of Credit Facility) does not meet or exceed $1,500,000.00, Dealer shall pay a fee to TCFC equal to $10,000.00.

                                  SCHEDULE 2.12

                            PAYMENTS AND COLLECTIONS

A) INVENTORY LOANS: All Inventory Loans with respect to which a Free Floor period applies, shall be paid at the end of the Free Floor period end date. Inventory Loans without a Free Floor period, shall be paid 30 days after its Start Date.

B) WORKING CAPITAL LOANS: All Working Capital Loans shall be paid in 1 installment payable 60 days after the date of such Working Capital Advance.

C) Notwithstanding the above, principal payments otherwise due between the 1st and 15th day of a month shall be due and payable on the 10th of such month and principal payments otherwise due between the 16th and the last day of the month shall be due on the 20th of such month.

EARLY PAYMENT REBATE

Dealer shall be eligible for an Early Payment rebate with respect to Inventory Loans which have a 60 day Free Floor Period applicable to them. In the event that Dealer repays any Inventory Loan in full before the end of such sixty day Free Floor Period of such Inventory Loan, then Dealer shall be entitled to an Early Payment Rebate equal to 1.0% of the face amount of such Inventory Loan. Any such Early Payment Rebates earned by Dealer during a calendar month shall be paid by TCFC to Dealer by the 15th day of the following month.

                                  SCHEDULE 3.9

                                  REPORTS MENU

Dealer shall provide TCFC with the following reports, in form and substance satisfactory to TCFC, and such other reports as TCFC may request from time to time:

     Borrowing Base Certificates to be submitted with each Working Capital Loan.

     Monthly Inventory reports as of the prior month end due by the 10th day of each month. Such reports shall contain a schedule of Inventory by value, cost, type, availability, brand, model and location.

     Monthly accounts receivable and accounts payable reports (including aged trial balance of accounts and concentration report describing sales volume and account balances by customer) as of the prior month end due by the 10th day of each month.

     Monthly sales and cash receipts journals as of the prior month end due by the 10th day of each month end.

     Monthly bank statements and reconciliation's within 30 days of each month end.

     Quarterly 10Q statements due no later than 45 days after each quarter end.

     Year-end audited and consolidated financial statements due no later than 90 days after month end.

     Annual Financial Projection for each fiscal year, submitted no later than 45 days before the end of the prior fiscal year. ANNUAL FINANCIAL PROJECTION shall mean the projected balance sheet and profit and loss statement of Dealer, prepared in accordance with GAAP. Dealer warrants each Annual Financial Projection is and will be the best available good faith estimate of Dealer's management regarding the course of Dealer's business for the period covered thereby. Dealer also warrants each Annual Fnancial Projection, and the assumption on which such Annual Financial Projection is based, shall be reasonable and realistic based on the current economic conditions.

                                  SCHEDULE 5.3

                                 DEALER'S NAMES

1.   Legal names used in the past 5 years:

     Pacific Magtron, Inc.
     Pacific Magron (GA), Inc.

2.   Trade names and trade styles used in the past 5 years:

     Pacific Magtron, Inc.
     Pacific Magtron (GA), Inc.

3.   Current legal name:

     Pacific Magtron, Inc.
     Pacific Magtron (GA.), Inc.

4.   Current trade names and trade styles:

     Pacific Magtron, Inc.
     Pacific Magtron (GA.), Inc.

                                  SCHEDULE 5.5

                                   AFFILIATES


Dealer has the following Subsidiaries and other Affiliates:

SUBSIDIARIES:  Pacific Magtron (GA), Inc.


OTHER AFFILIATES:

Frontline Network Consulting, Inc.

                                  SCHEDULE 6.4

                               PLACES OF BUSINESS


Dealer's principal place of business:

Address                          City          County         State     Zip
-------                          ----          ------         -----     ---

1600 California Circle           Milpitas      Snta Clara     CA        95035

5835 Oakbrook Parkway            Norcross                     GA        30093


Other Store/Warehouse Locations:  None

Address                          City          County         State     Zip
-------                          ----          ------         -----     ---

                                  SCHEDULE 6.6

                            FINANCIAL COVENANTS MENU

For purposes of this Agreement, financial covenant compliance will be measured as of the last calendar day of each calendar month.

Dealer covenants and agrees that so long as any of the Liabilities to TCFC remain outstanding or this Agreement remains in effect, even if no Liabilities to TCFC are outstanding:

     INDEBTEDNESS TO TANGIBLE NET WORTH: Dealer shall maintain a ratio of Debt to Tangible Net Worth not to exceed: 2.5 to 1.0. Such covenant will be measured quarterly.

     TANGIBLE NET WORTH: Dealer shall maintain Tangible Net Worth of not less than $7,100,000.00. Such covenant will be measured quarterly.

Interest Coverage Ratio shall mean for any 12 month period a fraction, (I) the numerator of which is the Dealers earnings before interest and taxes excluding any interest paid for mortgage on primary place of business in such 12 month period, and (ii) the denominator of which are the payments of interest made by the Dealer and all indebtedness to all lenders (including, but not limited to, TCFC and all Persons providing any third party financing) in such 12 month period.

     INTEREST COVERAGE RATIO: Dealer shall maintain a Fixed Charge Coverage Ratio of not less than 1.50 to 1.0, beginning September 30, 2001, measured at the end of such period, (and each fiscal quarter thereafter) as calculated for the 12 month period ending at the end of such fiscal quarter.

                                  SCHEDULE 6.9

                        ADDITIONAL AFFIRMATIVE COVENANTS

AUDITED FINANCIAL STATEMENTS. In addition to any other financial statements, Dealer is required to furnish TCFC with a compilation of Dealer's year-end consolidated audited financial statements performed by an independent certified public accounting firm selected by Dealer and approved by TCFC, within 90 days following the end of the fiscal year to which they pertain

                                  SCHEDULE 7.5

                                 PERMITTED LIENS


(i)       Liens to secure payment of taxes which are not yet due and payable.

(ii)      Purchase money Liens for the acquisition of Equipment.

(iii) Deposits under workmen's compensation, unemployment insurance, social security and other similar laws, or to secure statutory or performance bonds in the ordinary course of business.

(iv) Liens which, in TCFC's sole determination, do not materially impair the use or lessen the value of the Collateral.